EARNINGS PER SHARE SCHEDULE

                                  EXHIBIT 1


    Calculation of net income

         Net Income (loss)                                  ($38,278)
         Assumed interest expense reduction                        0
         Assumed interest income increase                          0
                                                           ----------
                                                            ($38,278)
                                                           ==========

    Calculation of weighted average number of shares
         Weighted average shares outstanding                 515,000
         Common stock equivalents                                  0
                                                           ----------
                                                             515,000
                                                           ==========
         Net income (loss) per share
                                                             ($ 0.07)
                                                           ==========